Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of The Lovesac Company on Form S-8 of our report dated April 29, 2020, with respect to our audits of the consolidated financial statements of The Lovesac Company as of February 2, 2020 and February 3, 2019 and for the years then ended appearing in the Annual Report on Form 10-K of The Lovesac Company for the year ended February 2, 2020.

/s/ Marcum LLP

Marcum LLP
Hartford, Connecticut
September 11, 2020